STOCK PLEDGE AGREEMENT

     Agreement made September 25, 1995, between ANDREW L. ROGAL,
("Pledgor") and HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation, located at 4235 INNSLAKE DRIVE, P. O. BOX 1220, GLEN
ALLEN, VIRGINIA 23060-1220 ("Pledgee").

                                 Recitals

     At the time of the execution of this agreement the Pledgor owed Pledgee the sum of $200,000 ("Indebtedness"), pursuant to the terms of a promissory note, such funds having been advanced to Pledgor for the purpose of a "bridge loan" to enable Pledgor to purchase a house in Virginia prior to the sale of his Pennsylvania house.

     To induce the Pledgee to advance the Indebtedness, the Pledgor has agreed to pledge with the Pledgee a certain amount of the Pledgor's stock in Pledgee as security for the repayment of the Indebtedness.

     It is therefore agreed:

     1. Pledge. As collateral for the Indebtedness, the Pledgor hereby grants a security interest to the Pledgee in the instrument of the following description:

     37,325 common shares of Pledgee, represented by certificate
H 7587.

     The Pledgor appoints the Pledgee his attorney to arrange for the transfer of the pledged shares on the books of the company to the name of the Pledgee. The Pledgee shall hold the pledged shares as security for the repayment of the Indebtedness, and shall not encumber or dispose of the shares except in accordance with the provisions of paragraph 8 of this agreement. Pledgor may order the sale of such pledged shares, provided he makes arrangements satisfactory to Pledgee, in its sole exercise of its reasonable business discretion, either to pay the note in full or to substitute collateral.

     2. Dividends. During the term of this pledge and so long as Pledgor is not in default, all dividends and other amounts shall be received by Pledgor.

     3. Voting rights. During the term of this pledge, and so long as the Pledgor is not in default in the performance of any of the terms of this agreement or in the payment of the Indebtedness, the Pledgor shall have the right to vote the pledged shares on all corporate questions, and, where necessary and requested, the Pledgee shall execute due and timely proxies in favor of the Pledgor to this end.

     4. Representations. The Pledgor warrants and represents that there are no restrictions upon the transfer of any of the pledged shares, other than any applicable securities laws, and that the Pledgor has the right to transfer such shares free of any encumbrances and without obtaining the consents of the other shareholders.

     5. Adjustments. In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Pledgee, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by the Pledgee under the terms of this agreement in the same manner as the shares originally pledged hereunder.

     6. Warrants and rights. In the event that during the term of this pledge, subscription warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights and options shall be immediately assigned by the Pledgee to the Pledgor, and if exercised by the Pledgor all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgee to be held under the terms of this agreement in the same manner as the shares originally pledged hereunder.

     7. Payment of Indebtedness. Upon payment at maturity of the Indebtedness, less amounts theretofore received and applied by the Pledgee in reduction thereof, the Pledgee shall transfer to the Pledgor all the pledged shares and all rights received by the Pledgee as a result of this Agreement.

     8. Default. In the event that the Pledgor defaults in the performance of any of the terms of this agreement, or in the payment of the Indebtedness, the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the Commonwealth of Virginia at the date of this agreement and in this connection, the Pledgee may, upon five days' notice to the Pledgor, sent by registered mail, and without liability for any diminution in price which may have occurred, sell all the pledged shares in such manner and for such price as the Pledgee may determine. At any bona fide public sale the Pledgee shall be free to purchase all or any part of the pledged shares. Out of the proceeds of any sale the Pledgee may retain an amount equal to the Indebtedness, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to the Pledgor. In the event that the proceeds of any sale are insufficient to cover the Indebtedness plus expenses of the sale, the Pledgor shall remain liable to the Pledgee for any deficiency.

     In witness whereof the parties have executed this agreement.

PLEDGOR:                           PLEDGEE:
                                   HILB, ROGAL AND HAMILTON COMPANY
/s/ Andrew L. Rogal                    /s/Dianne F. Fox
_______________________________    By:_______________________________
 Andrew L. Rogal                       Secretary
                                   Its:_______________________________

FOR VALUE RECEIVED I, Andrew L. Rogal, hereby sell, assign and transfer unto HILB, ROGAL AND HAMILTON COMPANY THIRTY-SEVEN THOUSAND THREE HUNDRED TWENTY-FIVE (37,325) Shares of its Common Stock standing in my name on the books of said Corporation represented by Certificate No. H 7587 herewith and do hereby irrevocably constitute and appoint WALTER L. SMITH or his designee or successor or any other officer of said Corporation, attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
     Dated September 25, 1995

                                   /s/ Andrew L. Rogal
                                   ____________________________________
                                   Andrew L. Rogal